CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports for Prospect Street High Income Portfolio Inc. and Prospect Street Income Shares Inc. (the "Funds") dated December 19, 2007 and February 27, 2008, respectively, relating to the financial statements and financial highlights of the Funds, appearing in each of their respective Annual Reports to Shareholders for the years ended October, 31, 2007 and December 31, 2007, and to the reference to us under the headings "Experts."

DELOITTE & TOUCHE LLP

Dallas, Texas

APRIL 17, 2008